Exhibit 99.1

SS Innovations Unveils Cutting-Edge Surgical Robotic Technologies at SMRSC 2026

Innovations under development by Company include the SSi Vimana Aero, SSi Avtara and SSi Operion

Fort Lauderdale, FL – April 23, 2026 – SS Innovations International, Inc. (the “Company” or “SS Innovations”) (Nasdaq: SSII), a developer of innovative surgical robotic technologies dedicated to making robotic surgery affordable and accessible to a global population, today announced that the Company has unveiled its vision for several cutting-edge surgical robotic technologies at the Global Multi-Specialty Robotic Surgery Conference (“SMRSC 2026”), which the Company recently hosted in New Delhi, India. Key innovations under development by the Company and showcased at SMRSC 2026 include the SSi Vimana Aero Drone System (the “SSi Vimana Aero”), the SSi Avtara Humanoid Surgical Platform (the “SSi Avtara”), the SSi Operion Mobile Operating Room (the “SSi Operion”), and new single-arm robotic endoscopy and ultrasound assist carts.

The SSi Vimana Aero is a surgical robotic system currently under development and designed to bring expert robotic surgical care directly to wounded soldiers in active battle zones, bridging the critical time gap between initial point of injury and eventual medical evacuation from the frontlines. Deployed via a heavy-lift autonomous drone, the SSi Vimana Aero can land in proximity to the casualty and deploy two miniature robotic arms with seven degrees of freedom. A trauma surgeon then can remotely operate the SSi Vimana Aero, which is equipped with 5-millimeter surgical instruments, through an SSi Mantra surgeon command center. The SSi Vimana Aero platform is intended to address hemorrhaging, wound repair, chest decompression, shrapnel extraction, and field suturing, among other procedures, to help stabilize patients until evacuation teams arrive.	(Depiction of the SSi Vimana Aero Drone System)

The SSi Avtara, another innovation under conceptual development, aims to leverage the advanced mobility, dexterity, and perception capabilities of humanoid systems for high-impact surgical robotic applications spanning healthcare, defense, logistics, disaster response, and industrial settings. Integrated with artificial intelligence, teleoperation frameworks, and real-time sensing, the SSi Avtara will be designed for trainability, continuous learning, adaptability, and precision in the field. From assisting clinical workflows to operating in hazardous or otherwise inaccessible environments, the Company anticipates that the platform's human-compatible design will enable seamless interaction with existing infrastructure and tools.

(Depiction of the SSi Avtara Humanoid Robot)

The SSi Operion, also currently under development, is a fully mobile, platform-agnostic operating room ecosystem designed for seamless deployment across hospitals, remote locations, combat areas, and disaster zones. The SSi Operion is designed to be built on a wheeled chassis with overhead-integrated robotics and a zero-footprint architecture, which seeks to eliminate conventional spatial constraints by suspending all surgical components from an integrated overhead system, enabling 360-degree clinician access, real-time reconfiguration, and seamless deployment. With integrated telesurgery capabilities and low-latency connectivity, the SSi Operion is expected to enable expert surgeons to operate remotely, expanding access to advanced surgical care across geographies. From defense operations to humanitarian missions and rural healthcare delivery, SS Innovations believes that SSi Operion holds potential to transform the operating room into a deployable, mission-ready asset.	(Depiction of the SSi Operion Mobile Operating Room)

The Company’s new single-arm robotic endoscopy and ultrasound assist carts, currently proceeding through early clinical validation phases in India, are designed to provide stable, precise, and repeatable positioning of endoscopic and ultrasound instruments within clinical environments, bringing robotic consistency to workflows. Operating under direct clinician supervision, the robotic arms incorporate controlled speed, force limits, and predictable motion behavior, ensuring safe interaction with both patients and operators. Compatibility with standard hospital infrastructure and existing clinical workflows allows for seamless integration into established clinical settings.

(SS Innovations’ single-arm robotic assist cart)

For a video clip of these and other new advancements underway at SS Innovations, along with the Company’s existing surgical robotic technologies, please visit: https://youtu.be/oO-yoo82pfE.

Dr. Sudhir Srivastava, Chairman of the Board and Chief Executive Officer of SS Innovations, commented, “Innovation is in our DNA. Beyond continuously improving our advanced, cost-effective SSi Mantra surgical robotic system and telesurgery capabilities, we strive to pioneer new surgical robotic technologies that will meaningfully improve healthcare for a wider segment of patients in need. SMRSC 2026, our largest conference yet, successfully elevated this important theme.”

Recap of SMRSC 2026

SMRSC 2026 brought together distinguished surgeons, global thought leaders, educators, and prominent healthcare innovators to discuss and shape the future of robotic surgery. Attendance at SMRSC 2026 surpassed that of last year’s conference, drawing more than 1,600 attendees and 1,800 virtual participants from 19 nations. In addition to unveiling new surgical robotic technologies and groundbreaking concepts at SMRSC 2026, SS Innovations showcased the SSi Mantra’s capabilities. At the conference, expert physicians conducted 10 live telesurgeries and 13 live robotic surgeries across multiple specialties utilizing the SSi Mantra. The three-day event also featured dozens of panel discussions spanning specialties, including urology, thoracic, gastroenterology, head & neck, gynecology, colorectal, general and pediatric, among others, with separate cardiac-focused breakout sessions. Prominent guests and presenters at this year’s conference included, among others, the Company’s Vice-Chairman, Dr. Fred Moll, who has been widely recognized as the “Father of Robotic Surgery”; Shri Pratap Rao Jadhav, the Minister of State for Health and Family Welfare of India; Sri Madhusudan Sai, a global humanitarian and founder of a worldwide free healthcare mission; and Dr. Mylswamy Annadurai, Former Director, ISRO Satellite Center.

About SS Innovations

SS Innovations International, Inc. (Nasdaq: SSII) develops innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger segment of the global population. The Company’s product range includes its proprietary “SSi Mantra” surgical robotic system and its comprehensive suite of “SSi Mudra” surgical instruments, which support a variety of surgical robotic procedures including cardiac surgery. An American company headquartered in India, SS Innovations plans to expand the global presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions. Visit the Company’s website at ssinnovations.com or LinkedIn for more information and updates.

About the SSi Mantra

The SSi Mantra surgical robotic system is a user-friendly, modular, multi-arm system with advanced technology features, including: 3 to 5 modular robotic arms, an open-faced ergonomic surgeon command center, a large 3D 4K monitor, a touch panel monitor for all patient related information display, a virtual real-time image of the robotic patient side arm carts, and the ability for superimposition of 3D models of diagnostic imaging. The optional SSi MantrAsana Tele Surgeon Console is a portable, compact alternative to the SSi Mantra’s standard surgeon command center that provides equivalent control functionality while enabling enhanced portability, ergonomic flexibility, and telesurgery capability. The SSi Mantra utilizes over 40 different types of robotic endo-surgical instruments to support different specialties, including cardiac surgery, and 5mm instruments for the pediatric population and ENT surgeries. A vision cart provides the table-side team with the same magnified 3D 4K view as the surgeon to provide better safety and efficiency. The SSi Mantra has been clinically validated in India in more than 100 different types of surgical procedures.

Forward Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal,” or the negatives of such terms or other similar expressions to identify such forward-looking statements. These statements relate to future events or SS Innovations’ future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (303) 953-9878

kahl@theequitygroup.com

Devin Sullivan, Managing Director

T: (212) 836-9608

dsullivan@theequitygroup.com

Media Contact:

RooneyPartners LLC

Kate Barrette

T: (212) 223-0561

kbarrette@rooneypartners.com

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